CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-67382, as amended) and Forms S-8 (Nos. 333-59812 and 333-71192) of Plum Creek Timber Company, Inc. of our report dated January 29, 2002 relating to the financial statements of Plum Creek Timberlands, L.P., which appears in the Current Report on Form 8-K of Plum Creek Timber Company, Inc. dated August 24, 2004.

/s/   PricewaterhouseCoopers LLP

Seattle, Washington
August 24, 2004